SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 11, 2006

CASCADE CORPORATION

(Exact name of registrant as specified in charter)

Oregon	1-12557	93-0136592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 N.E. 201st Avenue
Fairview, Oregon 97024-9718
(Address of principal executive offices) (Zip Code)

(503) 669-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 11, 2006, the Board of Directors of Cascade Corporation, on the recommendation of the Compensation Committee of the Board of Directors, took the following actions regarding executive compensation:

•      The Board of Directors approved increasing the annual base salaries of Cascade’s executive officers to the amounts specified in the following table, effective February 1, 2006:

Executive Officer	Fiscal 2007 Base Salary
Robert C. Warren, Jr., President and Chief Executive Officer	$460,000
Terry H. Cathey, Senior Vice President and Chief Operating Officer	275,000
Richard S. Anderson, Senior Vice President and Chief Financial Officer	275,000
Gregory S. Anderson, Senior Vice President-Human Resources	190,000
Herre Y. Hoekstra, Vice President and Managing Director, Europe	182,000
Michael E. Kern, Vice President-Sales and Marketing	155,000
Kevin B. Kreiter, Vice President-Engineering(1)	125,000
Jeffrey K. Nickoloff, Vice President-Corporate Manufacturing	170,000
Joseph G. Pointer, Vice President-Finance	190,000
Robert C. Schuster, Vice President-Asia Pacific	132,000
Anthony F. Spinelli, Vice President-OEM Products	185,000

(1)             Appointment as an executive officer effective February 1, 2006.

•      The Board of Directors approved incentive payments to the executive officers listed below based on Cascade’s results for the fiscal year ended January 31, 2006:

Executive Officer	Fiscal 2006 Incentive
Robert C. Warren, Jr., President and Chief Executive Officer	$644,000
Terry H. Cathey, Senior Vice President and Chief Operating Officer	324,000
Richard S. Anderson, Senior Vice President and Chief Financial Officer	324,000
Gregory S. Anderson, Senior Vice President-Human Resources	198,000
Herre Y. Hoekstra, Vice President and Managing Director, Europe(1)	53,000
Michael E. Kern, Vice President-Sales and Marketing	116,000
Jeffrey K. Nickoloff, Vice President-Corporate Manufacturing	160,000
Joseph G. Pointer, Vice President-Finance	198,000
Robert C. Schuster, Vice President-Asia Pacific	55,000
Anthony F. Spinelli, Vice President-OEM Products	150,000

(1)   Joined Cascade in September 2005

The incentive payments of the executives named above, except Messrs. Hoekstra, Schuster, and Spinelli, were made under an executive incentive plan for the fiscal year ended January 31, 2006, under which the executives were eligible to receive a specified percentage (depending on position) of pre-tax income before non-recurring items, incentive payments and certain other expenses (“IBT”) if IBT exceeded $28 million.  The percentage of IBT each executive was entitled to receive increased if IBT exceeded $36 million, and increased again if IBT exceeded $45 million.  Annual incentive payments were limited to a maximum of up to 150% of each executive’s base salary depending on their position.  IBT for fiscal 2006 was $66.5 million, resulting in incentive payments to all eligible executive officers of 100% of the maximum amount participants could have received.  The Board of Directors had the discretion to reduce annual incentives otherwise payable by up to 30% if it believed a reduction was justified by business conditions or individual performance, or to increase incentives by up to 20% for extraordinary individual performance.  Mr. Spinelli and Mr. Schuster each received an annual incentive payment based upon a percentage of pre-tax income for the business unit for which he is responsible.  Mr. Hoekstra’s incentive was a fixed payment agreed to at the time of his hire in September 2005.

Item 2.02.  Results of Operations and Financial Condition.

On April 13, 2006, Cascade issued a press release announcing results for its fourth fiscal quarter and fiscal year ended January 31, 2006, and held a conference call regarding the results.  The press release is included as Exhibit 99.1 and the transcript of the conference call is included as Exhibit 99.2 to this Form 8-K.  This discussion, as well as the press release and the transcript, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 13, 2006, the Board of Directors amended Article V, Section 1 of Cascade’s Bylaws to provide that a director who reaches age 75 will cease to be a director as of the end of the first meeting of the Board of Directors thereafter.  Previously, the Bylaws required that each director be under age 70, although directors serving on the Board of Directors as of February 11, 1999, were not subject to this limitation.  Article V, Section 1 of the Bylaws as amended by the Board of Directors is included as Exhibit 3.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are included with this report:

3.1	Article V, Section 1 of Cascade’s Bylaws.
99.1	Press release issued on April 13, 2006.
99.2	Transcript of conference call held on April 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Corporation

/s/ JOSEPH G. POINTER
By:	Joseph G. Pointer Secretary

Dated: April 17, 2006